                                                                     EXHIBIT 4.4

THE SECURITIES DESCRIBED HEREIN HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THIS AGREEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

THE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE 1933 ACT AND UNDER PROVISIONS OF APPLICABLE STATE SECURITIES LAWS; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF THE SECURITIES, WHICH OPINION AND WHICH COUNSEL SHALL BE SATISFACTORY TO THE COMPANY IN ITS SOLE DISCRETION.


                     6% CONVERTIBLE DEBENTURE  PURCHASE AGREEMENT

                                     GALAGEN INC.



         THIS AGREEMENT is made this 18th day of November, 1997, between GALAGEN INC., NASDAQ Symbol "GGEN" (the "Company"), a Delaware corporation, with its principal office at 4001 Lexington Avenue North, Arden Hills, MN 55126 and the Purchasers specified in Schedule A attached hereto (collectively referred to as the "Purchaser"), with their respective principal offices at the addresses specified in Schedule A.

         IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

         Section 1.  CERTAIN DEFINITIONS.  For purposes of this Agreement:

         "Agreement" means this 6% Convertible Debenture Purchase Agreement including all Exhibits hereto.

         "Closing Date" means the first date on which the original Debentures and Warrants and the purchase price therefor have been delivered to the Escrow Agent.

         "Closing" means the completion of the purchase and sale of the Debentures and Warrants on the Closing Date.

         "Common Stock" means the Common Stock of the Company, $.01 par value per share.

         "Conversion Date" means the date on which the Purchaser has telecopied the Notice of Conversion to the Company.

         "Conversion Price" means an amount equal to Eighty-Two and One-Half
(82 1/2%) percent of the lowest sale price, which price may not be lower than one-quarter (1/4) of a point lower than the closing bid price, of a share of the Common Stock as reported on the NASDAQ National Market or the other principal securities exchange or market on which the Common Stock is traded for the previous three (3) trading days ending on the day before the Conversion Date.

         If during the three (3) trading days used to determine the Conversion Price or on the Conversion Date the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares (whether effected through a stock split or by issuance of a stock dividend), the closing bid price for trading days occurring before the effect of such subdivision shall be proportionately reduced for purposes of calculating the Conversion Price and, conversely, in case the number of shares of Common Stock shall be combined into a smaller number of shares, the closing bid price for trading days occurring before the effect of such combination shall be proportionately increased for purposes of calculating the Conversion Price.

         "Conversion Shares" means the Common Stock issuable upon the conversion of the Convertible Debenture and upon exercise of the Warrants.

         "Debenture" or "Debentures" means the Convertible Debenture or Convertible Debentures in the form annexed hereto as Exhibit A issued by the Company to the Purchaser under Section 2 of this Agreement.

         "Holder" means the Purchaser of a Debenture or its registered assigns.

         "Potential Material Event" means any of the following: (a) the possession by the Company of material information not ripe for disclosure in a registration statement, which shall be evidenced by determinations in good faith by the Chief Executive Officer or the Board of Directors of the Company that disclosure of such information in the registration statement covering the resale of the Conversion Shares (the "Registration Statement") would be detrimental to the business and affairs of the Company; or (b) any material engagement or activity by the Company which would, in the good faith determination of the Chief Executive Officer or the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Chief Executive Officer or the Board of Directors of the Company that the Registration Statement would be materially misleading absent the inclusion of such information.

         "Registration Effective Date" means the date upon which the registration of the Conversion Shares is declared effective by the Commission.

         "Warrant" or "Warrants" means the Warrant or Warrants to purchase Common Stock in the form annexed hereto as Exhibit B issued by the Company to the Purchaser under Section 2 of this Agreement.

         Section 2.  AUTHORIZATION AND SALE OF DEBENTURES AND WARRANTS.

         2.1 AGREEMENT TO PURCHASE AND SELL THE DEBENTURES AND THE WARRANTS. The Company agrees to sell to the Purchaser Debentures in the aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) (the "Principal Amount") and Warrants to purchase an aggregate of 200,000 shares of Common Stock at One Hundred Percent (100%) of such principal amount (the "Purchase Price") in reliance upon the representations and warranties of the Purchaser contained in this Agreement. The Purchaser agrees to purchase the Debentures and the Warrants from the Company for the Purchase Price in reliance upon the representations and warranties of the Company contained in this Agreement.

         2.2  THE DEBENTURES.

         (a) AUTHORIZATION. Subject to the terms and conditions of this Agreement, the Company has authorized the execution and delivery of one or more Debentures in an aggregate principal amount equal to the Principal Amount. Simple interest shall accrue on the unpaid principal of the Debentures from the Closing Date at the rate of six percent (6%) per annum. The Debentures shall mature on that date which is eighteen (18) calendar months from the Closing Date (the "Maturity Date").

         (b) DISCOUNTED CONVERSION. Prior to the Maturity Date, the Debentures are convertible into Common Stock at the election of the Holder in accordance with this Section 2 and Section 9 below. Subject to the other terms and conditions of this Agreement, the Company promises to pay to the Holder on each Conversion Date the unpaid principal amount being converted plus accrued but unpaid interest thereon in either cash or Common Stock at the Conversion Price, the determination as to whether such payment shall be in cash or Common Stock to be made by the Company in its sole discretion.

         Subject to the other terms and conditions of this Agreement, on the Maturity Date all of the unpaid principal amount of the Debentures and all accrued but unpaid interest thereon shall automatically be converted into shares of Common Stock at the Conversion Price without any act by the Company or the Holder thereof ("Mandatory Conversion").

         Except as provided in Section 2.2(d), the Debentures shall not be convertible, whether by voluntary conversions pursuant to Conversion Notices or through Mandatory Conversions, in the aggregate into more than One Million Four Hundred Thousand (1,400,000) shares of Common Stock (the "Maximum Share Amount"). Upon issuance of the Maximum Share Amount, then, unless a Debenture is otherwise redeemed by the Company pursuant to Section 2.2(c) or 2.2(d) below or conversion is permitted under Section 2.2(d) below, no further payment in cash or stock is required to by made by the Company for any principal of or accrued interest on any Debenture.

         Subject to the other terms and conditions of this Agreement, each Debenture is voluntarily convertible at the election of the Holder in accordance with the following schedule: up to one-third (1/3) of the unpaid principal amount and accrued interest at any time on or after the Registration Effective Date; up to an additional one-third (1/3) of the unpaid principal amount and accrued interest at any time on or after the date five (5) calendar months after the Closing Date; and up to an additional one-third (1/3) of the unpaid principal amount and accrued interest at any time on or after twelve (12) calendar months after the Closing Date.

         Notwithstanding the immediately preceding paragraph, if the closing bid price of a share of the Common Stock, as reported on Nasdaq National Market or the other principal securities exchange or market on which the Common Stock is traded, does not average during the eighth (8th) month Two and 50/100 ($2.50) Dollars, then the Purchaser may convert the final one-third (1/3) of the unpaid principal amount and accrued interest at any time on or after nine (9) calendar months after the Closing Date.

         (c) REDEMPTION. If a Notice of Conversion is received by the Company which, but for the third paragraph of Section 2.2(b), would result in the issuance of Common Stock at the Conversion Price in excess of the Maximum Share Amount, then the Company may elect to redeem that portion of the unpaid principal and accrued interest which would result in such excess otherwise being issued for cash in an amount equal to One Hundred Twenty-Three and One-Half (123 1/2%) percent of such principal amount (but not such accrued interest). If the Company has not issued the Maximum Share Amount pursuant to voluntary conversions of Debentures prior to the Maturity Date and if the Mandatory Conversion of the unpaid Debentures on the Maturity Date would, but for the third paragraph of Section 2.2(b), result in the issuance of shares of Common Stock at the Conversion Price in excess of the Maximum Share Amount, then the Company may elect to redeem for cash One Hundred Twenty-Three and One-Half (123 1/2%) Percent of the unpaid principal amount which would otherwise result in such excess on the Maturity Date pro rata from all Holders of unpaid Debentures.

         The Company shall effect each such redemption by sending notice of its election to redeem ("Redemption Notice"), which shall be irrevocable, by facsimile, personal delivery or overnight courier, by 5 P.M. New York City time, the second business day following its receipt of the Notice of Conversion, or the Maturity Date, as the case may be, to the Holders of the Debentures being redeemed. Such Redemption Notice shall indicate (a) whether the Company will redeem all or part of the Debentures and (b) the redemption price, which shall be equal to One Hundred Twenty-Three and One-Half (123 1/2%) percent of the principal amount being redeemed (the "Redemption Price").

         The Company shall not be entitled to send any Redemption Notice and begin the redemption procedure hereunder unless it has:

              (i) the full amount of the Redemption Price in cash, available in a demand or other immediately available account in a bank or similar financial institution;

              (ii) immediately available credit facilities, in the full amount of the Redemption Price with a bank or similar financial institution; or

              (iii) a combination of the items set forth in (a) and (b) above, aggregating the full amount of the Redemption Price.

         Upon delivery of the Redemption Notice, the Company and the Holder shall agree on reasonable arrangements for a closing of the redemption of Debentures. If the parties cannot agree, then the closing shall be held at the principal executive offices of the Company.

         In the event the Company does not pay the Redemption Price within ten
(10) days of sending a Redemption Notice, the Company shall have waived its right to redeem the Debentures which are the subject of such Redemption Notice at any time and the Purchaser shall continue to have the right to convert the remainder of its Debentures in accordance with the last paragraph of Section 2.2(b) and shall receive the increase in interest from six (6%) percent to fifteen (15%) percent.

         (d) MARKET CONVERSION; MANDATORY REDEMPTION. Promptly after the Closing Date, the Company shall submit a request to the Nasdaq Stock Market for an interpretation (the "Interpretation") of the Marketplace Rule 4460(i)(1)(D)(ii) as to whether the conversion of remaining unpaid principal amount and accrued interest on Debentures into Common Stock at "market" prices as described in this Section 2.2(d) after full issuance of the Maximum Share Amount at "discounted" prices as described in Section 2.2(b) above would not require approval by the stockholders of the Company.

         If (i) the Interpretation provides that stockholder approval is not required, (ii) any portion of the unpaid principal of and accrued interest on any Debenture is not convertible into shares of Common Stock at the Conversion Price because of the third paragraph of Section 2.2(b) and (iii) such principal amount and accrued interest is not redeemed by the Company pursuant to Section 2.2(c) above, then the Holder may elect by notice to the Company (delivered in the same manner as a Notice of Conversion) to convert such principal amount and accrued interest into shares of Common Stock at a conversion price equal to the greater of (i) the average closing bid price over the previous twenty (20) trading days immediately prior to the Conversion Date and (ii) the closing bid price on the trading day immediately prior to the Conversion Date. In such event the interest rate on the Debentures shall be increased from six (6%) percent to fifteen (15%) percent simple interest per annum retroactively to the date of issuance of the Debenture.

         If the Interpretation provides that stockholder approval is required and any portion of the unpaid principal of and accrued interest on any Debenture are not convertible into shares of Common Stock at the Conversion Price because of the third paragraph of Section 2.2(b), then the Company shall be required (rather than it being at the Company's option) to redeem, upon receipt of Notices of Conversion for such principal or upon a Mandatory Conversion, up to a maximum

Five Hundred Thousand Dollars ($500,000) aggregate principal amount of Debentures, payable at the maximum rate of Two Hundred Fifty Thousand Dollars ($250,000) per calendar quarter.

         2.4 THE WARRANTS. The Warrants to purchase an aggregate of Two Hundred Thousand (200,000) shares of Common Stock shall be issued pro rata to Purchasers of each Debenture according to the principal amount of the Debenture or Debentures purchased by such Purchasers.

         2.5 TIME AND PLACE OF CLOSINGS. The Closing shall be held at the offices of Goldstein, Goldstein & Reis, LLP ("Escrow Agent"), 65 Broadway, 10th Fl., New York, NY 10006, on the Closing Date.

         2.6 PAYMENT AND DELIVERY. At or prior to the Closing, the following shall occur:

              (a) Purchaser shall remit by wire transfer the Purchase Price to Escrow Agent as per the separate Escrow Agreement in the form of Exhibit C attached hereto, which shall be executed and delivered by the parties contemporaneously with this Agreement, as payment in full for the Debenture[s] and the Warrants.

              (b) Company shall deliver or cause to be delivered to Escrow Agent original Debentures, substantially in the form set forth in Exhibit A hereto, and original Warrants, substantially in the form set forth in Exhibit B hereto, bearing the original signatures of an authorized officer of the Company.

              (c) Wire instructions for Goldstein, Goldstein & Reis, LLP, as follows:

              Chase Manhattan Bank, N.A.
              ABA #021000021
              For the Account of
               United States Trust Company of New York
               Account #920-1-073195
              In Favor of
               Goldstein, Goldstein & Reis, LLP Attorney Trust Account Account #59-01383

         Section 3.  GENERAL REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
The Company hereby represents and warrants to, and covenants with, the Purchaser that the following are true and correct as of the date hereof.

         3.1 ORGANIZATION; QUALIFICATION. The Company is a corporation duly organized and validly existing under the laws of Delaware and is in good standing under such laws. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on the Company.

         3.2 CAPITALIZATION. The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, $.01 par value per share, of which 7,229,965 are outstanding, and 15,000,000 shares of Preferred Stock, par value $.01 per share, none of which are outstanding. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. As of the Closing Date, the Company had reserved from its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock for issuance upon conversion of the Principal Amount of the Debentures.

         3.3 AUTHORIZATION. The Company has all requisite corporate right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement, the Debentures and the Warrants by the Company, the authorization, sale, issuance and delivery of the Conversion Shares and the performance of the Company's obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to the indemnification provisions set forth in Section 7.3 of this Agreement. Upon their issuance and delivery pursuant to this Agreement and pursuant to the terms and conditions of the Debentures and Warrants, the Conversion Shares will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances except for those imposed by or on behalf of the Purchaser, its creditors or agents.

         3.4 NO CONFLICT. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the Certificate of Incorporation, and any amendments thereto, Bylaws and any amendments thereto of the Company or any material mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets.

         3.5 ACCURACY OF REPORTS AND INFORMATION. The Company is in compliance, to the extent applicable, with all reporting obligations under either Section 12(b), 12 (g) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Company has registered its Common Stock pursuant to Section 12 of the 1934 Act and the Common Stock is listed and trades on the NASDAQ National Market.

         The Company has filed all material required to be filed pursuant to all reporting obligations under either Section 13(a) or 15(d) of the 1934 Act for a period of at least twelve (12) months immediately preceding the Closing Date (or for such shorter period that the Company has been required to file such material).

         3.6 COMMISSION FILINGS/FULL DISCLOSURE. For a period of at least twelve (12) months immediately preceding the Closing Date, or such shorter period that the Company has been required to file Reports (as defined below),
(i) none of the Company's filings with the Commission contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, and (ii) the Company has timely filed all requisite forms, reports and exhibits thereto with the Commission.

         There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been publicly disclosed by the Company or disclosed to the Purchaser which (i) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or on earnings, business affairs, properties or assets of the Company, or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

         3.7 ABSENCE OF UNDISCLOSED LIABILITIES. The Company has no material liabilities or obligations, absolute or contingent (individually or in the aggregate), except as set forth in the Reports or as incurred in the ordinary course of business after the date of the Reports.

         3.8 GOVERNMENTAL CONSENT, ETC. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Debentures, or the consummation of any other transaction contemplated hereby, except the filing with the Commission of a Form D under Regulation D of the 1933 Act in connection with the issuance of Debentures and the Warrants and the Registration Statement for the purpose of registering the Conversion Stock and "Blue Sky" filings and/or registrations required in connection with the purchase and sale of the Debentures, the Warrants or the Conversion Shares.

         3.9 INTELLECTUAL PROPERTY RIGHTS. Except as disclosed in the Form 10-Ks, Form 10-Qs and Form 8-Ks filed by the Company for a period of at least twelve (12) months immediately preceding the Closing Date, or such shorter period that the Company has been required to file such reports (the "Reports"), the Company has the right to use all trademarks, trade names, patent rights, copyrights and licenses used by the Company to conduct its business as presently conducted. To the Company's knowledge, neither the Company nor its products is infringing or will infringe any trademark, trade name, patent right, copyright, license, trade secret or other similar right of others currently in existence; and there is no claim being made against the Company regarding any trademark, trade name, patent, copyright, license, trade secret or other intellectual property right which could have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company. Notwithstanding the foregoing, the Company makes no representation in this Section 3.9 as to any matter related to or covered by the proposed patent license agreement currently being negotiated by the Company and Metagenics, Incorporated.

         3.10 MATERIAL CONTRACTS. Except as set forth in the Reports, the material agreements to which the Company is a party described in the Reports are valid agreements, in full force and effect, the Company is not in material breach or material default (with or without notice or lapse of time, or both) under any of such agreements, and, to the Company's knowledge, the other contracting party or parties thereto are not in material breach or material default (with or without notice or lapse of time, or both) under any of such agreements.

         3.11 LITIGATION. Except as disclosed in the Reports, there is no action, proceeding or investigation pending, or to the Company's knowledge threatened, against the Company which might result, either individually or in the aggregate, in any material adverse change in the business, prospects, conditions, affairs or operations of the Company. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company currently intends to initiate which will materially effect the Company.

         3.12 TITLE TO ASSETS. Except as is required to be set forth in the Reports, the Company has good and marketable title to all material properties and material assets described in the Reports as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company.

         3.13 SUBSIDIARIES. Except as disclosed in the Reports and the financial statements, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

         3.14 REQUIRED GOVERNMENTAL PERMITS. The Company is in possession of and operating in material compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities which are material to the conduct of its business, all of which are valid and in full force and effect, except for governmental approvals from the U.S. Food & Drug Administration or other governmental bodies which may be required for further development or commercialization of the Company's products in development.

         3.15 LISTING. The Company will exercise its best efforts to maintain the listing of its Common Stock on the Nasdaq National Market or other organized United States Markets or Quotron System. The Company has not received any notice, oral or written, regarding any intention by Nasdaq to delist the Common Stock.

         3.16 OTHER OUTSTANDING SECURITIES. Except as disclosed in the Reports, there are no other material outstanding debt or equity securities presently convertible into Common Stock.

         3.17 LEGAL OPINION. Purchaser shall, upon the purchase of the Debenture, receive an opinion letter from counsel to the Company, and the Company represents that it will immediately obtain such an opinion from counsel to the Company in the form attached as Exhibit E.

         3.18 DILUTION. The Company is aware and acknowledges that conversion of the Debentures could cause dilution to existing shareholders and could significantly increase the outstanding number of shares of Common Stock.

         3.19 RIGHT OF FIRST REFUSAL. In the event the Company offers and sells by private placement convertible debt or equity securities of the Company for cash within twelve (12) months from the Closing Date other than (a) shares of Common Stock sold to the public pursuant to a registration statement filed under the 1933 Act, (b) shares of Common Stock awarded or issued upon the exercise of options granted pursuant to employee and consultant benefit plans adopted by the Company, and the grant of such options themselves and (c) shares of Common Stock issued upon conversion of the Debentures or exercise of the Warrants or upon exercise or conversion of options, warrants or other convertible securities outstanding on the Closing Date (all such convertible debt or equity securities, other than securities referred to in (a), (b) and (c) above, being hereinafter sometimes collectively referred to as "Additional Securities"), the Purchaser(s) shall have the right of first refusal to purchase their pro rata share of such Additional Securities upon the same terms and conditions as the Company is proposing to issue and sell such Additional
Securities to others.   A Purchaser shall have ten (10) business days to reply
in writing after receipt of such written notice from the Company. If a Purchaser elects to accept such offer in whole or in part, such Purchaser shall so accept by written notice to the Company given within two (2) business days. If a Purchaser fails to accept such offer in whole or in part within such two (2)-day period, any of such Additional Securities not purchased by such Purchaser pursuant to such offer may be offered for sale to others by the Company free and clear of the restrictions imposed by this Section.

         For purposes of the previous paragraph, a Purchaser's "pro rata share" is the number of shares of Additional Securities (rounded to the nearest whole share or dollar amount) as is equal to the product of (a)(i) the number of shares of Common Stock issuable upon the conversion of the Debentures held by such Purchaser immediately prior to the issuance of the Additional Securities being offered divided by (ii) the total number of shares of Common Stock issued and outstanding by the Company and issuable upon the conversion of all outstanding options, warrants and other convertible securities by the Company immediately prior to the issuance of the Additional Securities, multiplied by
(b) the entire offering of Additional Securities.

         3.20 NO UNDISCLOSED LIABILITIES OR EVENTS. The Company has no liabilities or obligations other than those disclosed in the Reports, this Agreement or those incurred in the ordinary course of the Company's business since January 1, 1997, and which individually or in the aggregate, do not or would not have a material adverse effect on the properties, business, condition (financial or otherwise), results of operations or prospects of the Company. No event or circumstances has occurred or exists with respect to the Company or its properties, business, condition (financial or otherwise), results of operations or prospects, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed.


         3.21 NO DEFAULT. The Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it is or its property is bound, and neither the execution, nor the delivery by the Company, nor the performance by the Company of its obligations under this Agreement or the Transaction Documents, including the conversion provision of the Debentures, will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under, any material indenture, mortgage, deed of trust or other material agreement applicable to the Company or instrument to which the Company is a party or by which it is bound or any statute or the Certificate of Incorporation of the Company, or any decree, judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its properties, or the Company's listing agreement for its Common Stock.

         Section 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER. The Purchaser represents and warrants to, and covenants with, the Company that the following are true and correct as of the date hereof and as of the Closing Date.

         4.1 AUTHORITY. The Purchaser has all requisite right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Purchaser, its directors, shareholders, members or partners necessary for the authorization, execution, delivery and performance of this Agreement, and the purchase of the Debentures and the Warrants as well as their respective conversion and exercise, and the performance of the Purchaser's obligations hereunder, has been taken. The Purchaser's signatory has all right, power, authority and capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and will constitute the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to the indemnification provisions set forth in Section 7.3 of this Agreement.

         4.2 INVESTMENT EXPERIENCE. Purchaser is an "accredited investor" as defined in Rule 501(a) under the 1933 Act. Purchaser is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company, including the Reports, the other material books and records of the Company and the Company's executive officers, to reach an informed and knowledgeable decision to acquire the Debentures and the Warrants. Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Debentures and the Warrants.

         4.3 INVESTMENT INTENT. Without limiting its ability to resell the underlying Common Stock pursuant to an effective registration statement, Purchaser represents that it is purchasing the Debentures and the Warrants for its own account as principal for investment purposes, and not with a view to a distribution. Purchaser understands that its acquisition of the Debentures and the Warrants have not been registered under the 1933 Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Debentures, Warrants or Conversion Shares, except in compliance with the 1933 Act and any applicable state securities laws, and the rules and regulations promulgated thereunder.

         4.4 REGISTRATION OR EXEMPTION REQUIREMENTS. Purchaser further acknowledges and understands that the Debentures or the Conversion Shares may not be resold or otherwise transferred except in a transaction registered under the 1933 Act and any applicable state securities laws or unless an exemption from such registration is available. Purchaser understands that the Debentures, the Warrants and, if converted or exercised as the case may be, the Conversion Shares will be imprinted with a legend that prohibits the transfer of such securities unless (i) it is registered or such registration is not required pursuant to an exemption therefrom, and (ii) if the transfer is pursuant to an exemption from registration other than Rule 144 under the 1933 Act and Purchaser provides an opinion of counsel to the Company, which opinion and which counsel shall be reasonably satisfactory to the Company to the effect that the transaction is so exempt.

         4.5 NO LEGAL, TAX OR INVESTMENT ADVICE. Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Debentures constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Debentures.

         4.6 PURCHASER REVIEW. Purchaser hereby represents and warrants that the Purchaser has carefully examined the Reports, and the financial statements contained therein. The Purchaser acknowledges that the Company has made available to the Purchaser all documents and information that it has requested relating to the Company and has provided answers to all of its questions concerning the Company and the Debenture. Nothing stated in the previous two sentences, however, shall be deemed to affect the representations and warranties of the Company contained in this Agreement.

         4.7 RESTRICTIONS ON CONVERSION OF DEBENTURE. The convertibility of the Debenture shall be restricted such that the portion of the Debenture which, if otherwise converted, would result in the Purchaser or the Holder being deemed the beneficial owner, in accordance with the provisions of Rule 13d-3 of the 1934 Act, of 4.99% or more of the then issued and outstanding Common Stock, shall not be convertible. If, in accordance with the foregoing sentence, any portion of the Debenture remains unconvertible on the Maturity Date, the Company shall have no further obligation therefor.

         4.8 CERTAIN RISKS. The Purchaser recognizes that the purchase of the Debentures, the Warrants and the Conversion Shares involves a high degree of risk in that:

                 (i) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Debentures, the Warrants and the underlying securities;

                 (ii) the Purchaser may not be able to liquidate its investment;

                 (iii) transferability of the Debentures, the Warrants and Conversion Shares is extremely limited;

                 (iv) in the event of disposition, Purchaser could sustain the loss of its entire investment;

                 (v) the Debentures and Warrants represent non-voting securities, which have the right to convert or exercise into and purchase shares of voting equity securities in a corporate entity;

                 (vi) no return on investment, whether through distributions, appreciation, transferability or otherwise, and no performance by, through or of the Company, has been promised, assured, represented or warranted by the Company, or by any director, officer, employee, agent or representative thereof;

                 (vii) while the Common Stock is presently quoted and traded on the NASDAQ National Market and while the Purchasers are beneficiaries of certain registration rights provided herein,

                 (a) the Debentures, the Warrants and the Conversion Shares are not registered under applicable federal or state securities laws, and thus may not be sold, conveyed, assigned or transferred unless registered under such laws or unless an exemption from registration is available under such laws, as more fully described below; and

                 (b) neither the Debentures nor the Warrants are quoted, traded or listed for trading or quotation on the NASDAQ National Market, or any other organized market or quotation system, and there is therefore no present public or other market for such Debentures and none is likely to develop, nor can there be any assurance that the Common Stock will continue to be quoted, traded or listed for trading or quotation on the NASDAQ National Market or on any other organized market or quotation system.

         4.9 NO REGISTRATION, REVIEW OR APPROVAL. The Purchaser acknowledges and understand that the limited private offering and sale of the Debentures, the Warrants and the Conversion Shares pursuant to this Agreement has not been reviewed or approved by the Commission or by any state securities commission, authority or agency, and is not registered under the 1933 Act or under the securities or "blue sky" laws, rules or regulations of any state. The Purchaser acknowledges, understands and agrees that the Debentures and the Conversion Shares are being offered and sold hereunder pursuant to (i) a private placement exemption to the registration provisions of the 1933 Act pursuant to
Section 3(b) or Section 4(2) of the 1933 Act and Regulation D promulgated under the 1933 Act, and (ii) a similar exemption to the registration provisions of applicable state securities laws.

         Section 5. CONDITIONS TO THE PURCHASER'S OBLIGATION TO PURCHASE. The Company understands that the Purchaser's obligation to purchase the Debentures is conditioned upon:

                 (a) Acceptance by Purchaser of this Agreement for the purchase of the Debentures and the Warrants, as evidenced by the execution of this Agreement by its authorized officers;

                 (b) Delivery of the original Debentures and Warrants into Escrow;

                 (c) Delivery of legal opinion as required by this Agreement;

                 (d)    Execution and delivery by the Company of the Agreement.

         Section 6. CONDITIONS TO COMPANY'S OBLIGATION TO SELL. Purchaser understands that the Company's obligation to sell the Debentures and the Warrants is conditioned upon:

                 (a) The receipt and acceptance by the Company of this Debenture Purchase Agreement for the Debenture as evidenced by execution of this Agreement by the President or any Vice President of the Purchaser; and

                 (b) Delivery into escrow by Purchaser of good funds in the amount of the Purchase Price as payment in full for the purchase of the Debenture and the Warrants.

                 (c) Execution and delivery by the Purchaser of the Agreement.

         Section 7.  COMPLIANCE WITH THE 1933 ACT.

         7.1 REGISTRATION RIGHTS AGREEMENT. The parties will enter into a Registration Rights Agreement, annexed hereto as Exhibit D (the "Registration Rights Agreement").

         7.2 UNDERWRITER. The Company understands that the Purchaser disclaims being an "underwriter" (as such term is defined under the 1933 Act and the rules and regulations promulgated thereunder (an "Underwriter"), but Purchaser being deemed an Underwriter shall not relieve the Company of any obligation it has hereunder, except as may be required by law.

         7.3 INDEMNIFICATION. Each of the Company and the Purchaser agrees to indemnify the other and to hold the other harmless from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees) which the other may sustain or incur in connection with any material breach by the indemnifying party of any representation, warranty or covenant made by it in this Agreement.

         7.4 INFORMATION AVAILABLE. So long as the Registration Statement is effective, the Company will furnish to Purchaser:

                 (a)    as soon as practicable after each becomes available
(but in the case of the Company's Annual Report to Stockholders, within 150 days after the end of each fiscal year of the Company), one copy of (i) its Annual Report to Stockholders (which Annual report shall contain financial statements audited in accordance with generally accepted accounting principles in the United States of America by a national firm of certified public accountants);
(ii) each of its Quarterly Reports to Stockholders, and its Quarterly Reports on Form 10-Q; and (iii) a full copy of the Registration Statement (the foregoing, in each case, including exhibits); and

                 (b) upon the reasonable request of Purchaser, such other information that is generally available to the public.

         7.5 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Conversion Shares to the public without registration, the Company agrees to use its best efforts to:

                 (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the 1933 Act, at all times after the effective date on which the Company becomes subject to the reporting requirements of the 1933 Act or the 1934 Act;

                 (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act;

                 (c) to furnish to Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the 1933 Act and the 1934 Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing Purchaser to sell any of the Underlying Shares without registration.

         7.6 TEMPORARY CESSATION OF OFFERS AND SALES BY PURCHASER. If at any time or from time to time after the Registration Effective Date, the Company notifies the Purchasers in writing of the existence of a Potential Material Event, the Purchasers shall not offer or sell any

Conversion Shares or engage in any other transaction involving or relating to the Conversion Shares, from the time of the giving of notice with respect to a Potential Material Event until such Purchasers receive written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; PROVIDED, HOWEVER, that the Company may not so suspend the right to such holders of Conversion Shares for more than one (1) thirty (30) day period and one (1) twenty (20) day period in the aggregate during any twelve month period, with at least a ten (10) business day interval between such periods, during the periods the Registration Statement is required to be in effect. The Company must give Purchaser notice in writing at least two (2) business days prior to the first day of each blackout period. The Purchaser has the right to convert shares during this blackout notice period.

         7.7 TRANSFER OF COMMON STOCK AFTER REGISTRATION. Purchaser hereby covenants with the Company not to make any sale of the Conversion Stock except either (i) in accordance with the Registration Statement, in which case Purchaser covenants to comply with the requirement of delivering a current prospectus, or (ii) in accordance with Rule 144, in which case Purchaser covenants to comply with Rule 144.

         7.8 TERMINATION OF OBLIGATIONS. The obligations of the Company pursuant to the Registration Rights Agreement shall cease and terminate upon the earlier to occur of (i) such time as all of the Common Stock issuable upon conversion of the Debenture have been re-sold, or (ii) such time as all of the Common Stock issuable upon conversion of the Debenture may be re-sold in any three-month period pursuant to Rule 144 under the 1933 Act.

         7.9 LEGEND. The certificate or certificates representing the Debentures and prior to their resale pursuant to the Registration Statement, the Conversion Shares, shall be subject to a legend restricting transfer under the 1933 Act, such legend to be substantially as follows:

         "THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT AND UNDER PROVISIONS OF APPLICABLE STATE SECURITIES LAWS; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF THE SECURITIES, WHICH OPINION AND WHICH COUNSEL SHALL BE SATISFACTORY TO THE COMPANY IN ITS SOLE DISCRETION."

Such securities shall also include any legends required by any applicable state securities laws.

         With respect to the Conversion Shares, the legend(s) shall be removed and the Company shall issue a replacement certificate without such legend to the holder of such certificate if the such holder provides to the Company an opinion of counsel reasonably acceptable to the Company, to the effect that a public sale, transfer or assignment of such stock may be made without registration.

         Section 8. LEGAL FEES AND EXPENSES. Except as provided in the Escrow Agreement, each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby.

         Section 9. NOTICE OF CONVERSION. Subject to the Company's rights to prepay or redeem under Section 2 above, conversion of unpaid principal of and accrued interest on a Debenture to Common Stock may be exercised in whole or in part by the Holder by telecopying an executed and completed Notice of Conversion (in the form annexed hereto as Exhibit F) to the Company, specifying the principal amount of the Debenture being converted, and delivering the original Notice of Conversion and the certificate representing the Debenture to the Company by express courier within three (3) business days of exercise. Each date on which a Notice of Conversion is telecopied to the Company in accordance with the provisions hereof shall be deemed a Conversion Date. The Company will transmit the certificates representing the Common Stock issuable upon conversion, the principal amount of the Debenture being converted, and of the accrued interest on such portion of the principal amount (together with the certificates representing any portions of the Debenture not so converted) to the Purchaser via express courier as soon as practicable after the Company has received the original Notice of Conversion and Debenture being so converted. In addition to any other remedies which may be available to the Purchaser, in the event that the Company fails for any reason (other than prepayment or redemption under Section 2 above) to effect delivery of such shares of Common Stock within seven (7) business days of such exercise, the Purchaser will be entitled to revoke the relevant Notice of Conversion by delivering by telecopier with an original by overnight courier a notice to such effect to the Company whereupon the Company and the Purchaser shall each be restored to their respective positions immediately prior to the delivery of the Notice of Conversion. Upon receipt of such Notice the Company shall return by overnight courier the original certificate representing the Debenture. The Notice of Conversion and certificate representing the portion of the Debenture converted shall be delivered as follows:

                 To the Company:

                 GalaGen Inc.
                 4001 Lexington Avenue North
                 Arden Hills, MN 55126
                 Attn: Gregg A. Waldon
                 (tele)  (612) 481-2169
                 (fax)   (612) 481-2380
or to such other person at such other place as the Company shall designate to the Purchaser in writing.

         In the event that the Common Stock issuable upon conversion of the Debenture is not delivered within seven (7) business days of the Conversion Date, the Company shall pay to the Purchaser, by wire transfer, as liquidated damages for such failure and not as a penalty, for each $100,000 of Debenture sought to be converted, $500 for each of the first five (5) days, and $1,000 per day thereafter, that the Conversion Shares are not delivered, which penalty shall begin to run from the eighth (8th) business day after the Conversion Date.

         Section 10. NOTICES. Except as provided in Section 9 above, all notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first class registered or certified airmail, postage prepaid, and shall be deemed given when so mailed:

              (a)  if to the Company, to

                   GalaGen Inc.
                   4001 Lexington Avenue North
                   Arden Hills, MN 55126
                   Attn: Gregg A. Waldon
                   (tele)  (612) 481-2105
                   (fax)   (612) 481-2380

                   copy to:

                   Faegre & Benson LLP
                   2200 Norwest Center
                   90 South Seventh Street
                   Minneapolis, MN 555402
                   Attn:  Jerry Will
                   (tele) (612) 336-3000
                   (fax)  (612) 336-3026

or to such other person at such other place as the Company shall designate to the Purchaser by notice in accordance with this Section;

(b) if to the Purchaser, to such Purchaser's address set forth on Schedule A hereto, with a copy to Goldstein, Goldstein & Reis, LLP, 65 Broadway, 10th Floor, New York, New York 10006, Attn: Scott Goldstein, (tele) (212) 809-4220,
(fax) (212) 809-4228, or at such other address or addresses as may have been furnished to the Company by notice in accordance with this Section; or

              (c) if to any registered assign of a Purchaser, at such address or addresses as shall have been furnished to the Company at the time of the transfer or transfers, or at such other address or addresses as may have been furnished by such registered assign or assigns to the Company by notice in accordance with this Section.

         Section 11.  MISCELLANEOUS.

         11.1 ENTIRE AGREEMENT. This Agreement, including all Exhibits hereto, embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement or any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

         11.2 AMENDMENTS. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and by Purchaser.

         11.3 HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

         11.4 SEVERABILITY. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         11.5 GOVERNING LAW/JURISDICTION. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of Delaware, except for matters arising under the 1933 Act, without reference to principles of conflicts of law. Any action arising out of or related to this Agreement shall be brought in a court of competent jurisdiction in Delaware. Each party consents to the exercise of personal jurisdiction by such courts. Each party hereby agrees that if either party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

         11.6 RECOVERY OF ATTORNEY'S FEES. Should any party bring an action to enforce the terms of this Agreement then, if Purchaser prevails in such action it should be entitled to recovery of its attorney's fees from the Company, and if the Company prevails in such action it shall be entitled to recovery of its attorney's fees from the Purchasers.

         11.7 FEES. The Company acknowledges that Purchaser shall have no responsibility for the payment of any of the Company's fees in connection with this offering.

         11.8 COUNTERPARTS/FACSIMILE. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original.

         11.9 PUBLICITY. The Purchaser shall not issue any press releases or otherwise make any public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the Company, except as may be required by applicable law or regulation.

         11.10 SURVIVAL. The representations and warranties in this Agreement shall survive Closing.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized representatives the day and year first above written.

                                       GALAGEN INC.


                                       By
                                          ------------------------------------
                                          Chief Financial Officer

                                       PURCHASER

                                       CPR (USA) INC.


                                       By
                                          ------------------------------------
                                          Its
                                              --------------------------------


                                       LIBERTYVIEW PLUS FUND


                                       By
                                          ------------------------------------
                                             Its
                                                 -----------------------------


                                       LIBERTYVIEW FUND, LLC


                                       By
                                          ------------------------------------
                                          Its
                                              --------------------------------

                                                                      SCHEDULE A


                                  Principal Amount
Name and Address of Purchaser      of Debentures      Warrant Shares      Purchase Price
-----------------------------     ----------------    --------------      --------------
CPR (USA) INC.                         $1,250,000        166,667          $1,250,000
101 Hudson Street
Jersey City, NJ 07302

LIBERTYVIEW PLUS FUND                    $200,000         26,667            $200,000
c/o Hemisphere House
9 Church Street
Hamilton HM DX Bermuda

LIBERTYVIEW FUND, LLC                     $50,000          6,666             $50,000
101 Hudson Street
Jersey City, NJ 07303


                                                 EXHIBIT A

No. __                                                            $_________ USD


                                     GALAGEN INC.

                      6% Convertible Debenture due May 18, 1999


THIS DEBENTURE HAS NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THIS DEBENTURE SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE DEBENTURE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

THIS DEBENTURE MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE 1933 ACT AND UNDER PROVISIONS OF APPLICABLE STATE SECURITIES LAWS; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF THE SECURITIES, WHICH OPINION AND WHICH COUNSEL SHALL BE SATISFACTORY TO THE COMPANY IN ITS SOLE DISCRETION.


         THIS DEBENTURE is one of a duly authorized issue of Debentures of GALAGEN INC., a corporation duly organized and existing under the laws of the State of Delaware (the "ISSUER") issued on November 18, 1997, and designated as its 6% Convertible Debenture due May 18, 1999, in an aggregate face amount not exceeding One Million Five Hundred Thousand (USD$1,500,000) Dollars, issuable in One Hundred Thousand ($100,000) Dollars par value face amounts.

         This Debenture has been issued under the terms and provisions of the 6% Convertible Debenture Purchase Agreement dated as of November 18, 1997 between the ISSUER and HOLDER (the "Agreement") and shall be subject to all of the terms and conditions and entitled to all of the benefits thereof.

                  FOR VALUE RECEIVED, the ISSUER promises to pay to the registered holder hereof or its registered assigns, if any (the "HOLDER"), the principal sum of:


                                United States Dollars,

on May 18, 1999 (the "Maturity Date"), and to pay simple interest, as outlined below, at the rate of six percent (6%) per annum on the principal sum outstanding from time to time for the term of the Debenture or until the Debenture is completely converted. Accrual of interest shall commence on the first business day to occur after the date hereof and shall continue until payment in full of the principal sum has been made or duly provided for, at which time such interest shall also be payable. The interest so payable will be paid to the person in whose name this Debenture (or one or more predecessor Debentures) is registered on the records of the ISSUER regarding registration and transfers of the Debenture (the "Debenture Register"), provided, however, that the ISSUER'S obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions contained in the Agreement. The principal of, and interest on, this Debenture are payable as provided in the Agreement in cash or Conversion Shares (as defined in the Agreement) in the sole discretion of the Company. Accordingly, this Debenture is payable in cash only upon an Event of Default (as defined below) or at the sole discretion of the Company. Principal and interest are payable at the address last appearing on the Debenture Register as designated in writing by the HOLDER hereof from time to time. The ISSUER will pay the principal of and all accrued and unpaid interest due upon this Debenture on the Maturity Date in cash or Conversion Shares as provided in the Agreement, less any amounts required by law to be deducted or withheld, to the HOLDER at the last address on the Debenture Register.

The Debenture is subject to the following additional provisions:

         1. The Debenture is exchangeable for like Debentures in equal aggregate principal amount of authorized denominations, as requested by the HOLDERS surrendering the same. No service charge will be made for such registration or transfer or exchange, although the HOLDERS shall be responsible for their own expenses associated with complying with the restrictions on transfer of the Debenture in the Agreement.

         2. The ISSUER shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the U.S. Internal Revenue Code of 1986, as amended, or other applicable laws at the time of such payments.

         3. This Debenture has been issued subject to investment representations of the original HOLDER hereof and may be transferred or exchanged only in compliance with the 1933 Act and applicable state securities laws and in compliance with the restrictions on transfer provided in the Agreement. Prior to the due presentment for such transfer of this Debenture, the ISSUER and any agent of the ISSUER may treat the person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and all other purposes, whether or not this Debenture is overdue, and neither the ISSUER nor any such agent shall be affected by notice to the contrary. The transferee shall be bound, as the original HOLDER by the same representations and terms described herein and under the Agreement.

         4. The HOLDER is entitled, at its option, to convert this Debenture in accordance with the terms and conditions contained in the Agreement. The ISSUER is entitled to redeem this Debenture in accordance with the Agreement.

         No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share.

         5. No provision of this Debenture shall alter or impair the obligation of the ISSUER, which is absolute and unconditional, upon an Event of Default (as defined below), to pay the principal of, and interest on this Debenture at the place, time, and rate, and in the coin or currency herein prescribed.

         6. The ISSUER hereby expressly waives demand and presentment for payment, notice on nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

         7. If one or more of the following described "Events of Default" shall occur,

         a. Any of the representations or warranties made by the ISSUER herein, or in the Agreement shall have been incorrect when made in any material respect; or

         b. The ISSUER shall fail to perform or observe in any material respect any other covenant, term, provision, condition, agreement or obligation of the ISSUER under this Debenture, the Registration Rights Agreement and the Agreement between the parties of even date herewith, and such failure shall continued uncured for a period of twenty (20) days after written notice from the HOLDER specifically describing such failure or, if such failure is by its nature curable but not curable within twenty (20) days from the date of such notice, if the ISSUER shall have failed to commence within such twenty (20) day period in good faith to cure such failure and shall have failed to cure such failure within a reasonable time longer than twenty (20) days; or

         c. A trustee, liquidator or receiver shall be appointed for the ISSUER or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

         d. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the ISSUER and shall not be dismissed within thirty (30) calendar days thereafter; or

         e. Bankruptcy reorganization, Insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief or debtors shall be instituted by or against the ISSUER and, if instituted against the ISSUER, ISSUER shall by any action or answer approve of, consent to or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding or such proceedings shall not be dismissed within thirty (30) days thereafter; or

         f. The Common Stock is delisted from trading on any of the NASDAQ National Market unless it is thereupon admitted to trading on the NASDAQ SmallCap Market or any national stock exchange.

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the HOLDER (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the HOLDER and in the HOLDER'S sole discretion, the HOLDER may consider this Debenture immediately due and payable, without presentment, demand protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and HOLDER may immediately, and without expiration of any period of grace, enforce any and all of the HOLDER'S rights and remedies provided herein or any other rights or remedies afforded by law. It is agreed that in the event of such action such holders of Purchased Securities shall be entitled to receive all reasonable fees, costs and expenses incurred, including without limitation such reasonable fees and expenses of attorneys (if litigation is commenced).

         8. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

         9. This Debenture and the Agreement constitute the full and entire understanding and agreement between the ISSUER and HOLDER with respect hereto. Neither this Debenture nor any terms hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the ISSUER and the HOLDER. Any capitalized terms shall have the same meaning as given in the Agreement. In the event of any inconsistencies between this Debenture and the Agreement, the Agreement shall control.

         10. This Debenture shall be governed by and construed in accordance with the laws of the State of Delaware.

         11. The convertibility of the Debenture shall be restricted such that that portion of the Debenture which, if otherwise converted, would result in HOLDER being deemed the beneficial owner, in accordance with the provisions of Rule 13d-3 of the 1934 Act, of 4.99% or more of the then issued and outstanding Common Stock, shall not be convertible. If, in accordance with the foregoing sentence, any portion of the Debenture remains unconvertible on the Maturity Date, the Company shall have no further obligation therefor.

         IN WITNESS WHEREOF, the ISSUER has caused this instrument to be duly executed by an officer thereunto duly authorized.

                                  GALAGEN INC.



                                  By
                                    -------------------------------
                                    Name:  Gregg A. Waldon
                                    Title:  Chief Financial Officer
                                    Date:  November 18, 1997

                                                                       EXHIBIT B

THIS WARRANT HAS NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THIS WARRANT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE WARRANT IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

THIS WARRANT MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE 1933 ACT AND UNDER PROVISIONS OF APPLICABLE STATE SECURITIES LAWS; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF THE WARRANT, WHICH OPINION AND WHICH COUNSEL SHALL BE SATISFACTORY TO THE COMPANY IN ITS SOLE DISCRETION.


                                STOCK PURCHASE WARRANT

No. __

                     To Purchase ______ Shares of Common Stock of

                                     GALAGEN INC.


         THIS CERTIFIES that, for value received, _____________________________ (the "Investor"), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after November 18, 1997 and on or prior to November 18, 2002 (the "Termination Date") but not thereafter, to subscribe for and purchase from GALAGEN INC., a corporation incorporated in Delaware (the "Company"), _________________________ (______) shares (the "Warrant Shares") of
Common Stock, par value US$0.01 per share of the Company (the "Common Stock"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be equal to One Hundred Ten (110%) percent of the closing sale price as reported by the Nasdaq National Market ("Nasdaq") on the Closing Date (as defined in the 6% Convertible Debenture Purchase Agreement, dated November 18, 1997 (the "Agreement"), between the Company and the Investor). The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. This Warrant is being issued in connection with the Agreement and is subject to its terms and conditions. In the event of any conflict between the terms of this Warrant and the Agreement, the Agreement shall control.

         1. TITLE OF WARRANT. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

         2. AUTHORIZATION OF SHARES. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

         3. EXERCISE OF WARRANT. Except as provided in Section 4 herein, exercise of the purchase rights represented by this Warrant may be made at any time or times, before the close of business on the Termination Date, or such earlier date on which this Warrant may terminate as provided in this Warrant, by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased; whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Certificates for shares purchased hereunder shall be delivered to the holder hereof within ten (10) business days after the date on which this Warrant shall have been exercised as aforesaid. Payment of the Exercise Price of the shares may be by certified check or cashier's check or by wire transfer to an account designated by the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares.

         4. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

         5. CHARGES, TAXES AND EXPENSES. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; PROVIDED, HOWEVER, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and PROVIDED FURTHER, that upon any transfer involved in the issuance or delivery of any certificates for shares of Common Stock, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

         6. CLOSING OF BOOKS. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant for a period of time in excess of five (5) trading days per year.

         7. NO RIGHTS AS SHAREHOLDER UNTIL EXERCISE. This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise thereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

         8. ASSIGNMENT AND TRANSFER OF WARRANT. This Warrant may be assigned by the surrender of this Warrant and the Assignment Form annexed hereto duly executed at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company); provided, however, that the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any expenses of transfer incidental thereto and that this Warrant may not be resold or otherwise transferred except (i) in a transaction registered under the Securities Act of 1933 (the "Securities Act"), or (ii) in a transaction pursuant to an exemption, if available, from such registration and whereby, if requested by the Company, an opinion of counsel reasonably satisfactory to the Company is obtained by the holder of this Warrant to the effect that the transaction is so exempt.

         9. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. The Company represents and warrants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

         10. SATURDAYS, SUNDAYS, HOLIDAYS, ETC. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

         11.  EFFECT OF CERTAIN EVENTS.

         (a) If at any time the Company proposes (i) to sell or otherwise convey all or substantially all of its assets or (ii) to effect a transaction (by merger or otherwise) in which more than 50% of the voting power of the Company is disposed of (collectively, a "Sale or Merger Transaction"), in which the consideration to be received by the Company or its shareholders consists solely of cash, then the Warrant shall terminate if the Warrant has not been exercised by the effective date of such transaction, the Company shall give the holder of this Warrant thirty (30) days' notice of such termination and of the proposed effective date of the transaction.

         (b) In case the Company shall at any time effect a Sale or Merger Transaction in which the consideration to be received by the Company or its shareholders consists in part of consideration other than cash, the holder of this Warrant shall have the right thereafter to purchase, by exercise of this Warrant and payment of the aggregate Exercise Price in effect immediately prior to such action, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such transaction had this Warrant been exercised immediately prior thereto.

         (c)  "PIGGY-BACK" REGISTRATION.

              (i) If and only if the Registration Statement (as defined in the Registration Rights Agreement entered into between the Company and the Purchaser as contemplated by the Agreement) is not available for resale of the Warrant Shares, the holder of this Warrant shall have the right to include all of the Warrant Shares (the "Registrable Securities") as part of any registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Securities Act or pursuant to Forms S-4 or S-8) and must be notified in writing of such filing. The holder shall have five (5) business days to notify the Company in writing as to whether the Company is to include holder's Registrable Securities as part of the registration; PROVIDED, HOWEVER, that if any registration pursuant to this Section shall be underwritten, in whole or in part, the Company may require that the Registrable Securities requested for inclusion pursuant to this Section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the good faith judgment of the underwriter of such offering only a limited number of Registrable Securities should be included in such offering, or no such shares should be included, the holder of such Registrable Securities, and any other selling stockholders, shall be reduced, such reduction to be applied by excluding (on a pro rata basis) Registrable Securities proposed to be sold by the holder of this Warrant and shares proposed to be sold by all other persons. Those Registrable Securities which are not included in an underwritten offering pursuant to the foregoing provisions of this Section (and all other Registrable Securities held by the selling stockholders) shall be withheld from the market by the Holders thereof for a period, not to exceed one hundred eighty (180) days, which the underwriter may reasonably determine is necessary in order to effect such underwritten offering, and the Holder will sign any agreement to this effect requested by such underwriter. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement without incurring any liability to the holders of Registrable Securities. Notwithstanding the foregoing, if securities are registered by the Company pursuant to Section 7.1 of that certain Stock and Warrant Purchase Agreement dated March 20, 1995 between the Company and Chiron Corporation, then Warrant Shares shall be included in such offering and registration statement only to the extent that inclusion of the Warrant Shares will not reduce the amount of securities owned by Chiron Corporation to be registered in such offering.

              (ii) The registration rights set forth in Section 11(c)(i) shall cease upon the earliest of (A) the effective registration under the Securities Act of all of the Registrable

Securities and the disposal of such securities pursuant to such registration,
(B) registration under the Securities Act is no longer required for the immediate public distribution of such security as a result of the provisions of Rule 144 promulgated under the Securities Act, and (C) such Registrable Securities cease to be outstanding.

         12. ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following.

         In case the Company shall (i) declare or pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock,
(iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the holder of this Warrant shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per such Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

         13. VOLUNTARY ADJUSTMENT BY THE COMPANY. The Company may at any time during the term of this Warrant, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

         14. NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

         15. AUTHORIZED SHARES. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Nasdaq National Market or any domestic securities exchange upon which the Common Stock may be listed.

         16.  MISCELLANEOUS.

         (a) ISSUE DATE; JURISDICTION. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of Delaware without regard to its conflict of law, principles or rules.

         (b) RESTRICTIONS. The holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

         (c) MODIFICATION AND WAIVER. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

         (d) NOTICES. Any notice, request or other document required or permitted to be given or delivered to the holders hereof by the Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address set forth in the Agreement.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:  November 18, 1997

                                       GALAGEN INC.


                                       By
                                          ------------------------------------
                                          Chief Financial Officer

                                  NOTICE OF EXERCISE



To: GALAGEN INC.


         (1) The undersigned hereby elects to purchase ________ shares of Common Stock, par value US$0.01 per shares (the "Common Stock") of GALAGEN INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

         (2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


              -------------------------------
              (Name)


              -------------------------------
              (Address)


              -------------------------------




Dated:



                                  ------------------------------
                                  Signature

                                   ASSIGNMENT FORM

                      (To assign the foregoing warrant, execute this form and supply required information.
                    Do not use this form to exercise the warrant.)



         FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is
-----------------------------------------------

                                                               .
---------------------------------------------------------------


---------------------------------------------------------------

                                  Dated:                , 1997
                                          --------------


              Holder's Signature:
                                  -----------------------------

              Holder's Address:
                                  -----------------------------

                                  -----------------------------



Signature Guaranteed:
                       -------------------------------------------



NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                                                                     EXHIBIT D

                            REGISTRATION RIGHTS AGREEMENT



         THIS REGISTRATION RIGHTS AGREEMENT, dated the 18th of November, 1997, between the person and/or entity whose name and address appears on the signature page attached hereto (individually a "Holder" or collectively with the holders of the other Securities issued pursuant to the 6% Convertible Debenture Purchase Agreement of even date herewith (the "Agreement"), the "Holders") and GALAGEN INC., a Delaware corporation having its principle place of business at 4001 Lexington Avenue North, Arden Hills, MN 55126.

         WHEREAS, simultaneously with the execution and delivery of this Agreement, the Holders are purchasing from the Company, pursuant to the Agreement an aggregate of One Million Five Hundred Thousand ($1,500,000) Dollars principal amount of Debenture(s) and Warrant(s) (as defined in the Agreement); and

         WHEREAS, the Debentures are convertible and the Warrants are exercisable into shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"); and

         WHEREAS, the Company desires to grant to the Holders the registration rights set forth herein with respect to the shares of Common Stock underlying the Debentures and the Warrants (the "Conversion Shares").

         NOW, THEREFORE, the parties hereto mutually agree as follows:

         Section 1. REGISTRABLE SECURITIES. As used herein the term "Registrable Security" means the Conversion Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Securities Act of 1933, as amended (the "1933 Act") and disposed of pursuant thereto, (ii) registration under the 1933 Act is no longer required for the immediate public distribution of such security as a result of the provisions of Rule 144 promulgated under the 1933 Act, or (iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Section 1.

         Section 2. RESTRICTIONS ON TRANSFER. The Holder acknowledges and understands that prior to the registration of the Conversion Shares as provided herein, the Debenture, Warrant and the Conversion Shares are "restricted securities" as defined in Rule 144 promulgated under the Act. The Holder understands that no disposition or transfer of the Debenture, Warrant or Conversion Shares may be made by Holder in the absence of (i) an opinion of counsel from counsel to the Holder, which opinion and counsel shall be reasonably satisfactory to the Company and its counsel that such transfer may be made without registration under the 1933 Act or (ii) such registration.

         Section 3.  REGISTRATION RIGHTS.

              (a) The Company shall immediately commence to prepare and use its best efforts to file with and be declared effective by the Securities and Exchange Commission ("Commission") as soon as practicable, on one occasion, at the sole expense of the Company (except as provided in Section 3(c) hereof), in respect of all holders of Registrable Securities, a registration statement under the 1933 Act so as to permit a non-underwritten public offering and sale of the Registrable Securities under the 1933 Act (the "Registration Statement"). The number of Conversion Shares to be registered shall be two hundred (200%) percent of the number of shares that would be required if all the Registrable Securities were converted on the day before the filing of the Registration Statement.

              (b) The Company will maintain any Registration Statement or post-effective amendment filed under this Section 3 hereof current under the 1933 Act until the earlier of (i) the date that all of the Registrable Securities have been sold pursuant to the Registration Statement, (ii) the date the holders thereof receive an opinion of counsel that the Registrable Securities may be sold under the provisions of Rule 144 or (iii) the second anniversary of the effective date of the Registration Statement.

              (c) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of any Registration Statement under subparagraph 3(a) and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorneys' fees) shall be borne by the Company. The Holder shall bear the cost of underwriting discounts and commissions, if any, applicable to the Registrable Securities being registered and the fees and expenses of its counsel. The Company shall use its best efforts to qualify any of the securities for sale in such states as such Holder reasonably designates and shall furnish indemnification in the manner provided in Section 6 hereof. However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the sellers. The Company at its expense will supply the Holder with copies of the Registration Statement and the prospectus or offering circular included therein and other related documents in such quantities as may be reasonably requested by the Holder.

              (d) The Company shall not be required by this Section 3 to include a Holder's Registrable Securities in any Registration Statement which is to be filed if, in the opinion of counsel for both the Holder and the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for the Holder and the Company) the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all purchasers or transferees obtaining securities which are not "restricted securities", as defined in Rule 144 under the 1933 Act.

              (e) In the event the Registration Statement to be filed by the Company pursuant to Section 3(a) above is not filed with the Commission within forty-five (45) days from the Closing Date up through and including ninety (90) days from the Closing Date (as defined in the Agreement) then the Company will pay Holder (pro rated on a daily basis), as liquidated damages for such failure and not as a penalty, one (1%) percent of the outstanding principal amount of the Debentures for each month thereafter until the Registration Statement is filed.

              (f) In the event the Registration Statement to be filed by the Company pursuant to Section 3(a) above is not declared effective with the Commission within ninety (90) days from the Closing Date, then the Company will pay Holder (pro rated on a daily basis), as liquidated damages for such failure and not as a penalty, one (1%) percent per month thereafter of the outstanding principal amount of the Debentures until the earlier of the date the Registration Statement is declared effective or one hundred twenty (120) days from the Closing Date. If the Registration Statement is not declared effective with the Commission within one hundred twenty (120) days from the Closing Date, then the Company will pay Holder (prorated on a daily basis), as liquidated damages for such failure and not as a penalty, two (2%) percent per month thereafter of the outstanding principal amount of the Debentures until the Registration Statement is declared effective.

              If the Company does not remit the damages to the Holder as set forth above, the Company will pay the Holder reasonable costs of collection, including attorneys fees, in addition to the liquidated damages. Such payment of the liquidated damages shall be made to the Holder in cash or Common Stock (at the closing bid price as of the trading date immediately preceding the date of payment) at the option of the Company if the registration of the Conversion Shares are not effected; provided, however, that the payment of such liquidated damages shall not relieve the Company from its obligations to register the Conversion Shares pursuant to this Section. The registration of the Conversion Shares pursuant to this provision shall not affect or limit Holder's other rights or remedies as set forth in this Agreement.

              Notwithstanding the foregoing, the amounts payable by the Company pursuant to this Section 3 shall not be payable to the extent any delay in the filing of the Registration Statement occurs because of an act of, or a failure to act timely by, the Investor or its counsel, in the event all of the Registrable Securities may be sold pursuant to Rule 144 or another available exemption under the Act, or acts beyond the Company's control.

              (j) No provision contained herein shall preclude the Company from selling securities pursuant to any Registration Statement in which it is required to include Registrable Securities pursuant to this Section 3.

              (k) If at any time or from time to time after the effective date of the Registration Statement, the Company notifies the Holders in writing of the existence of a Potential Material Event (as defined in the Agreement), the Holders shall not offer or sell any Registrable Securities or engage in any other transaction involving or relating to Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until such Holders receive written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; PROVIDED, HOWEVER, that the Company may not so suspend the right to such holders of Conversion Shares for more than one (1) thirty (30) day period and one (1) twenty (20) day period in the aggregate during any twelve month period, with at least a ten (10) business day interval between such periods, during the periods the Registration Statement is required to be in effect. If a Potential Material Event shall occur prior to the date the Registration Statement is filed, then the Company's obligation to file the Registration Statement shall be delayed without penalty for not more than twenty (20) days. The company must give Purchaser notice in writing at least two (2) business days prior to the first day of the blackout period. The Purchaser has the right to convert shares during this blackout notice period.

         Section 4. COOPERATION WITH COMPANY. Holders will cooperate with the Company in all respects in connection with this Agreement, including timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities.

         Section 5.  REGISTRATION PROCEDURES.     If  and whenever the Company
is required by any of the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible:

              (a) prepare and file with the Commission such amendments and supplements to such registration statement and the Prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Holder or Holders of such securities shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 promulgated under the Act);

              (b) furnish to each Holder such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the Act, and such other documents, as such Holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such Holder;

              (c) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Holder shall reasonably request (subject to the limitations set forth in Section 3(c) above), and do any and all other acts and things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition in such jurisdiction of the securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

              (d) use its best efforts to list such securities on the Nasdaq National Market or other national securities exchange on which any securities of the Company are then listed, if the listing of such securities is then permitted under the rules of such exchange or Nasdaq;

              (e) enter into and perform its obligations under an underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering;

              (f) notify each Holder of Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto covered by such Registration Statement is required to be delivered under the Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         Section 6.  INDEMNIFICATION.

              (a) In the event of the filing of any Registration Statement with respect to Registrable Securities pursuant to Section 3 hereof, the Company agrees to indemnify and hold harmless the Holder and each person, if any, who controls the Holder within the meaning of the 1933 Act ("Distributing Holders") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which the Distributing Holders may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Distributing Holders, specifically for use in the preparation thereof. This Section 6(a) shall not inure to the benefit of any Distributing Holder with respect to any person asserting such loss, claim, damage or liability who purchased the Registrable Securities which are the subject thereof if the Distributing Holder failed to send or give (in violation of the 1933 Act or the rules and regulations promulgated thereunder) a copy of the prospectus contained in such Registration Statement to such person at or prior to the written confirmation to such person of the sale of such Registrable Securities, where the Distributing Holder was obligated to do so under the 1933 Act or the rules and regulations promulgated thereunder. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

              (b) Each Distributing Holder agrees that it will indemnify and hold harmless the Company, and each officer, director of the Company or person, if any, who controls the Company within the meaning of the 1933 Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such officer, director or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses claims, damages or liabilities (or actions in respect thereof; arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement requested by such Distributing Holder, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Distributing Holder, specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Distributing Holders may otherwise have.

              (c)  Promptly after receipt by an indemnified party under this
Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than as to the particular item as to which indemnification is then being sought solely pursuant to this Section 6. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is the Distributing Holder, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the Distributing Holder and the indemnifying party and the Distributing Holder shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the Distributing Holder (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Distributing Holder, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the Distributing Holder, which firm shall be designated in writing by the Distributing Holder). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

         Section 7. CONTRIBUTION. In order to provide for just and equitable contribution under the 1933 Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 6 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 6 hereof provide for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of any indemnified party, then the Company and the applicable Distributing Holder shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Distributing Holder on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such
statement or omission.   The Company and the Distributing Holder agree that it
would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this
Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         Section 8.  NOTICES.   Any notice pursuant to this Agreement by the
Company or by the Holder shall be in writing and shall be deemed to have been duly given if delivered by (i) hand, (ii) by facsimile and followed by mail delivery, or (iii) if mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

              (a) If to the Holder, to its, his or her address set forth on the signature page of this Agreement, with a copy to the person designated in the Agreement.

              (b) If to the Company, at GalaGen Inc., 4001 Lexington Avenue North, Arden Hills, MN 55126, Attn: Gregg A. Waldon, (tele) (612) 481-2105,
(fax) (612) 481-2380, and a copy to Faegre & Benson LLP, 2200 Norwest Center, 90 South Seventh Street, Minneapolis, MN 55402, Attn: Jerry Will, Esq., (tele)
(612) 336-3000, (fax) (612) 336-3026, or to such other address as any such party may designate by notice to the other party. Notices shall be deemed given at the time they are delivered personally or five (5) days after they are mailed in the manner set forth above. If notice is delivered by facsimile to the Company and followed by mail, delivery shall be deemed given two (2) days after such facsimile is sent.

         Section 9. ASSIGNMENT. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. This Agreement cannot be assigned, amended or modified by the parties hereto, except by written agreement executed by the parties.

         Section 10. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 11. HEADINGS. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 12. GOVERNING LAW, VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State, without regard to its principles of conflicts of laws.

         Section 13. SEVERABILITY. If any provision of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceablity shall not affect any other provision hereof and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, on the day and year first above written.

                                            GALAGEN INC.


                                            By
                                               -------------------------------
                                               Chief Financial Officer

                                            HOLDERS:

                                            CPR (USA) INC.


                                            By
                                               -------------------------------
                                               Its
                                                  ----------------------------


                                            LIBERTYVIEW PLUS FUND


                                            By
                                               -------------------------------
                                               Its
                                                  ----------------------------



                                            LIBERTYVIEW FUND, LLC


                                            By
                                               -------------------------------
                                               Its
                                                  ----------------------------

                                                      EXHIBIT E




                                  November 18, 1997


To the Purchasers
as defined in that certain
6% Convertible Debenture Purchase Agreement dated as of the date hereof among the Purchasers and GalaGen Inc.

         Re:  GALAGEN INC.:  SALE OF CONVERTIBLE DEBENTURES

Ladies and Gentlemen:

         This opinion is being rendered to you in connection with the issuance of 6% Convertible Debentures (the "Debentures"), and related common stock Warrants (the "Warrants"), by GalaGen Inc. (the "Company"). We have acted as counsel to the Company in connection with the sale of the Debentures and Warrants to you pursuant to the terms of a 6% Convertible Debenture Purchase Agreement (the "Purchase Agreement") dated as of the date hereof by and among you and the Company.

         All terms used herein shall have the respective meanings ascribed to them in the Purchase Agreement unless otherwise defined herein.

         In connection herewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of all such corporate and official records of the Company, and all such other agreements and documents, as we have considered necessary for the purposes of the opinions hereinafter expressed, including, without limitation, the following documents:

         1.   the Purchase Agreement;

         2.   the Debentures to be issued to the Purchasers upon the Closing
Date;

         3.   the Warrants to be issued the Purchasers upon the Closing Date;

         4. the Convertible Debenture Escrow Agreement dated as of the date hereof by and among the Company, the Purchasers and Goldstein, Goldstein & Reis, LLP (the "Escrow Agreement");

         5. the Registration Rights Agreement dated as of the date hereof between the Purchasers and the Company (the "Registration Rights Agreement");

         6. the Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and the By-Laws of the Company, as amended (the "By-Laws"); and

         7. the resolutions of the Board of Directors of the Company adopted at its meeting on August 6, 1997 and of the Audit Committee of the Board of Directors of the Company adopted by written consent effective as of November 13, 1997.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies thereof, and the authenticity of the originals of such copies, and the accuracy and completeness of all corporate records and documents made available to us by the Company and its agents. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary. We have relied as to factual matters upon certificates of officers of the Company, believing that both you and we are justified in relying upon such certificates. We have also assumed that the Purchase Agreement, the Escrow Agreement and the Registration Rights Agreement (collectively, the "Agreements") have been duly executed and delivered by the parties thereto (other than the Company) and constitute the legal, valid and binding obligations of all the respective parties thereto, enforceable by the Company in accordance with the respective terms of such agreements.

         Our opinions expressed below as to certain factual matters are qualified as being limited "to our knowledge" or by other words to the same or similar effect. Such words, as used herein, mean the information known to Kris Sharpe and Jerry Will, the attorneys who have represented the Company in connection with the transactions contemplated by the Purchase Agreement. In rendering such opinions, we have not conducted any independent investigation or consulted with other attorneys in our firm with respect to the matters covered thereby. No inference as to our knowledge with respect to such matters should be drawn from the fact of our representation of the Company.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Company is duly incorporated, validly existing, and in good standing as a corporation under the laws of the State of Delaware, is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where the Company owns or leases properties, maintains employees or conducts business, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company, and has all requisite corporate power and authority to own its properties and conduct its business.

         2. The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, $.01 par value per share, and 15,000,000 shares of Preferred Stock, par value $.01 per shares.

         3. The Company has full legal right, power and authority to execute, deliver and perform the Agreements and to sell and deliver the Debentures, the Warrants and the Conversion Shares as described in the Agreements. The Company has taken all necessary corporate action to authorize the execution, delivery and performance of the Agreements. The

Agreements have been duly executed and delivered by, and are the legal, valid and binding obligations of, the Company and are enforceable against the Company in accordance with their respective terms.

         4. To our knowledge, no approval of any governmental or other body is required for the execution and delivery of the Agreements by the Company or the consummation of the transactions contemplated thereby.

         5. To our knowledge, the execution, delivery and performance of the Agreements by the Company and the performance of its obligations thereunder do not and will not constitute a breach or violation of any of the terms and provisions of, or constitute a default under or conflict with or violate any provision of, (i) the Certificate of Incorporation or By-Laws, (ii) any material indenture, mortgage, deed of trust, agreement or other material instrument to which the Company is a party or by which it or any of its property is bound,
(iii) any applicable statute or regulation, (iv) or any judgment, decree or order of any court or governmental body having jurisdiction over the Company or any of its property.

         6. The Debentures and the Warrants have been duly and validly authorized and, when executed, issued and delivered, will be duly and validly issued and shall constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

         7. The Conversion Shares have been duly and validly authorized and, when issued and delivered upon conversion of the Debentures, or exercise of the Warrants, as the case may be, in accordance with their respective terms, will be duly and validly issued and fully paid and non-assessable.

         8. The Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the Company has timely filed all the material required to be filed pursuant to Sections 13(a) or 15(d) of the 1934 Act for a period of at least twelve months preceding the date hereof.

         9. To the best of our knowledge, after due inquiry, there is no pending or threatened litigation, investigation or other proceedings against the Company.

         10. Assuming the accuracy of the representations and warranties of the Company and the Purchasers set forth in the Agreements, the offer, issuance and sale of the Debentures, Warrants and the Conversion Shares are exempt from the registration requirements of the 1933 Act.

         11. The issuance of the Conversion Shares upon conversion of the Debentures and exercise of the Warrants in accordance with the terms and conditions of the Purchase Agreement, the Debentures and the Warrants will not violate the applicable listing agreement between the Company and any securities exchange or market on which the Company's securities are listed.

         12. The Company complies with the eligibility requirements for the use of Form S-3 under the 1933 Act.

         The opinions expressed herein are subject to the qualification that enforcement of the Agreements, the Debentures and the Warrants may be limited or affected by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally and by general principles of equity and limitations on availability of equitable relief, including specific performance, regardless of whether such enforceability is considered in a proceeding in equity or at law; and, moreover, we disclaim any opinion as to the validity or enforceability of the indemnification provisions of the Registration Rights Agreement.

         In rendering the opinions expressed herein, we have assumed proper filing, if any, as may be required under applicable blue sky laws, the proper filing of a Form D pursuant to Securities and Exchange Commission Regulation D and the full disclosure to the Purchasers of all material facts and, with respect to performance by the Company of its obligations under the Debentures and the Warrants, we have assumed compliance by the Company at such time with the registration requirements of the 1933 Act and with applicable state securities laws.

         The foregoing opinions are limited to matters governed by the federal laws of the United States and the laws of the States of Delaware and Minnesota. With respect to the opinion in clause (iii) of paragraph 5 above, our opinion is limited to governmental statutes, rules and regulations that a lawyer in the State of Minnesota or the State of Delaware, exercising customary professional diligence, would recognize as being directly applicable to the Company, or to the transactions contemplated by the Purchase Agreement.

         This opinion letter is strictly limited to the matters addressed herein and is not to be read as an opinion with respect to any other matter. This opinion is being delivered solely to the addressees hereof (and their legal representatives) and, except upon written consent of the undersigned, may not be delivered to or relied upon by any other party.

         We do not undertake to advise you of any changes in the opinion expressed herein subsequent to the date of this letter resulting from changes in law or matters which may hereafter be brought to our attention.

                                       Very truly yours,




                                       FAEGRE & BENSON LLP

                                                                       EXHIBIT F
                                 NOTICE OF CONVERSION
          (TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT THE
                               6% CONVERTIBLE DEBENTURE)

      The undersigned hereby irrevocably elects to convert the below applicable portion of Debenture No. ____ into shares of common stock of GALAGEN INC. (the "Company") according to the conditions hereof, as of the date written below.

The undersigned represents and warrants that

    (i) All offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Debenture shall be made pursuant to an exemption from registration under the Act, or pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "1933 Act"), subject to any restrictions on sale or transfer set forth in the 6% Convertible Debenture Purchase Agreement between the Company and the original holder of the Certificate submitted herewith for conversion.

    (ii) Upon conversion pursuant to this Notice of Conversion, the undersigned will not own or deemed to beneficially own (within the meaning of the Securities Exchange Act of 1934) 4.99% or more of the then issued and outstanding shares of the Company.



    -------------------------------    -------------------------------
    Date of Conversion                 Applicable Conversion Price


    -------------------------------    -------------------------------
    Number of Common Shares upon       $ Amount of Conversion
    Conversion



    -------------------------------    -------------------------------
    Signature                          Name


    Address:                           Delivery of Shares to:



                                       -------------------------------

                        CONVERTIBLE DEBENTURE ESCROW AGREEMENT



         THIS AGREEMENT is made as of the 18th day of November, 1997 by and among GALAGEN INC., with its principle office at 4001 Lexington Avenue North, Arden Hills, MN 55126 (hereinafter the "Company"), the Purchasers specified on Schedule A attached hereto, with their respective principal offices at the addresses set forth in Schedule A (hereinafter collectively referred to as the "Purchaser"), and GOLDSTEIN, GOLDSTEIN & REIS, LLP, 65 Broadway, 10th Fl., New York, NY 10006 (hereinafter the "Escrow Agent").

                                 W I T N E S S E T H:

         WHEREAS, the Purchaser will be purchasing Debentures and Warrants (the "Securities") from the Company at a purchase price as set forth in a 6% Convertible Debenture Purchase Agreement (the "Agreement") dated November 18, 1997, signed by the Company and Purchaser; and

         WHEREAS, it is intended that the purchase of Securities be consummated in accordance with the requirements set forth by Regulation D promulgated under the Securities Act of 1933, as amended; and

         WHEREAS, the Company has requested that the Escrow Agent hold the funds of Purchaser in escrow until the Escrow Agent has received the Securities. The Escrow Agent will then immediately wire transfer or otherwise deliver at the Company's discretion immediately available funds to the Company's account and arrange for delivery of the Securities to Purchaser as per the Purchaser's instructions.

         NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

                                      ARTICLE 1

                                 TERMS OF THE ESCROW

         1.1 The parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall hold the funds for the purchase of the Securities.

         1.2 Upon Escrow Agent's receipt of funds into its attorney trustee account, it shall notify the Company, or the Company's designated attorney or agent, of the amount of funds it has received into its account.

         1.3 The Company, upon receipt of said notice and acceptance of the Agreement by both parties, as evidenced by the Company's and the Purchaser's execution thereof, shall deliver to the Escrow Agent the Securities being purchased. Escrow Agent shall then communicate with the Company to confirm the validity of its issuance.

         1.4 Once Escrow Agent confirms the validity of the issuance of the Securities, he shall immediately wire that amount of funds necessary to purchase the Securities per the written instructions of the Company. The Company will furnish Escrow Agent with a "Net Letter" directing payment of placement agent fees in the amount of six percent (6%) of the gross amount in accordance with an engagement letter between the Company and The Malachi Group, Inc. ("Malachi"), such fee to be remitted to Malachi in accordance with wire instructions that will be sent to Escrow Agent from Malachi, with the net balance payable to the Company. Once the funds have been received per the Company's instructions, the Escrow Agent shall then arrange to have the Securities delivered as per instructions from the Purchaser.

         1.5 This Agreement may be altered or amended only with the consent of all of the parties hereto. Should the Company or Purchaser attempt to change this Agreement in a manner which, in the Escrow Agent's discretion, shall be undesirable, the Escrow Agent may resign as Escrow Agent by notifying the Company and the Purchaser in writing. In the case of the Escrow Agent's resignation or removal pursuant to the foregoing, its only duty, until receipt of notice from the Company and the Purchaser or its agent that a successor escrow agent shall have been appointed, shall be to hold and preserve the funds. Upon receipt by the Escrow Agent of said notice from the Company and the Purchaser of the appointment of a successor escrow agent, the name of a successor escrow account and a direction to transfer the funds, the Escrow Agent shall promptly thereafter transfer all of the funds held in escrow to said successor escrow agent. Immediately after said transfer, the Escrow Agent shall furnish the Company and the Purchaser with proof of such transfer. The Escrow Agent is authorized to disregard any notices, requests, instructions or demands received by it from the Company or the Purchaser after notice of resignation or removal shall have been given, unless the same shall be the aforementioned notice from the Company and the Purchaser to transfer the funds to a successor escrow agent or to return same to the respective parties.

         1.6 The Escrow Agent shall be reimbursed by the Company and the Purchaser for any reasonable expenses incurred in the event there is a conflict between the parties and the Escrow Agent shall deem it necessary to retain counsel.

         1.7 The Escrow Agent shall not be liable for any action taken or omitted by it in good faith in accordance with the advice of the Escrow Agent's counsel; and in no event shall the Escrow Agent be liable or responsible except for the Escrow Agent's own gross negligence or willful misconduct.

         1.8 The Company and the Purchaser warrant to and agree with the Escrow Agent that, unless otherwise expressly set forth in this Agreement:

         (i) there is no security interest in the Securities or any part thereof;

                 (ii) no financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest or in describing (whether specifically or generally) the Securities or any part thereof; and

                 (iii) the Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Securities or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Securities or any part thereof.

         1.9 The Escrow Agent in its capacity as such has no liability hereunder to either party other than to hold the funds and the Securities and to deliver them under the terms hereof. Each party hereto agrees to indemnify and hold harmless the Escrow Agent in its capacity as such from and with respect to any suits, claims, actions or liabilities arising in any way out of this transaction including the obligation to defend any legal action brought which in any way arises out of or is related to this Escrow.

                                      ARTICLE 2

                                    MISCELLANEOUS

         2.1 No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed any extension of the time for performance of any other obligation or act.

         2.2 All notices or other communications required or permitted hereunder shall be in writing, and shall be sent by fax, overnight courier, registered or certified mail, postage prepaid, return receipt requested, and shall be deemed received upon receipt thereof, as follows:

         (a)     GalaGen Inc.
                 4001 Lexington Avenue North
                 Arden Hills, MN 55126
                 Attn: Gregg A. Waldon
                 (tele)  (612) 481-2105
                 (fax)   (612) 481-2380
                 copy to:

                 Faegre & Benson LLP
                 2200 Norwest Center
                 90 South Seventh Street
                 Minneapolis, MN 555402
                 Attn:  Jerry Will, Esq.
                 (tele) (612) 336-3000
                 (fax)  (612) 336-3026

or to such other person at such other place as the Company shall designate to the Purchaser in writing;

         (b) if to the Purchaser, to such Purchaser's address set forth on Schedule A hereto, with a copy to Goldstein, Goldstein & Reis, LLP, 65 Broadway, 10th Floor, New York, New York 10006, Attn: Scott Goldstein, (tele) (212) 809-4220, (fax) (212) 809-4228.

         (c)     Goldstein, Goldstein & Reis, LLP
                 65 Broadway, 10th Fl.
                 New York, NY  10006
                 Attn:  Sheldon E. Goldstein, Esq.
                 (tele) (212) 809-4220
                 (fax) (212) 809-4228

         2.3 This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

         2.4 This Agreement is the final expression of, and contains the entire Agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

         2.5 Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to Articles are to this Agreement.

         2.6 The Company acknowledges and confirms that it is not being represented in a legal capacity by Goldstein, Goldstein & Reis, LLP and it has had the opportunity to consult with its own legal advisors prior to the signing of this Agreement.

         2.7 The parties hereto expressly agree that this Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of

Delaware. Any action to enforce, existing out of, or relating in any way to, any provisions of this Agreement shall brought through the American Arbitration Association at the designated locale of New York, New York, if initiated by GalaGen against either Purchaser or Escrow Agent or both or if initiated by Purchaser or Escrow Agent against the other, and of New York, New York, if initiated by either Purchaser or Escrow Agent or both against GalaGen.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 18th day of November, 1997.

    GALAGEN INC.


                                       By
                                          -------------------------------------
                                          Chief Financial Officer

                                       PURCHASER

                                       CPR (USA) INC.


                                       By
                                          -------------------------------------
                                          Its
                                              ---------------------------------


                                       LIBERTYVIEW PLUS FUND


                                       By
                                          -------------------------------------
                                          Its
                                              ---------------------------------


                                       LIBERTYVIEW FUND, LLC


                                       By
                                          -------------------------------------
                                          Its
                                              ---------------------------------


                                       GOLDSTEIN, GOLDSTEIN & REIS, LLP,
                                       Escrow Agent


                                       By
                                          -------------------------------------
                                          Member

                                                                      SCHEDULE A

                           NAMES AND ADDRESSES OF PURCHASER


CPR (USA) INC.
101 Hudson Street
Jersey City, NJ 07302

LIBERTYVIEW PLUS FUND
c/o Hemisphere House
9 Church Street
Hamilton HM DX Bermuda

LIBERTYVIEW FUND, LLC
101 Hudson Street
Jersey City, NJ 07303